                                                                     EXHIBIT 2.2

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of February 18, 2003 by and among AltaVista Company, a Delaware corporation (the "Company"), and Overture Services, Inc., a Delaware corporation (the "Parent").

                                    RECITALS

         WHEREAS, concurrently with the execution of this Agreement, Parent, Aurora I, LLC, a Delaware limited liability company of which the Company is the sole member, the Company and CMGI, Inc., a Delaware corporation, are entering into an Asset Purchase Agreement, dated of even date herewith (the "Asset Purchase Agreement"), which provides, among other things, that the Company will sell, assign, transfer and convey to Parent, and Parent will purchase and assume from the Company, the Acquired Assets and Assumed Liabilities (as defined in the Asset Purchase Agreement); and

         WHEREAS, certain of the Company's obligations under the Asset Purchase Agreement are conditioned upon the execution and delivery by Parent of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties mutually agree as follows:

         Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

         "Common Stock" means shares of common stock of Parent.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means the Company or permitted assignee pursuant to Section
2.8 owning of record Shares or Registrable Securities that have not been sold to the public.

         "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "Registrable Securities" means: (i) Common Stock issued or issuable pursuant to the Asset Purchase Agreement; and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, such above-described securities; provided, however, that Registrable Securities shall not include shares of Common Stock that have been registered under the Securities Act and disposed of pursuant to the registration statement used to effect such registration.

         "Registration Expenses" shall mean all expenses incurred by Parent in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Parent, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, including the Company Audited Financial Statements (but excluding discounts and commissions relating to such sale and transfer taxes, if any, and the accounting, legal and professional fees of Holders).

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shares" shall mean the Common Stock issued pursuant to the Asset Purchase Agreement.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         Section 2.        REGISTRATION

                  2.1      Shelf Registration.

                           (a)      Subject to the conditions of this Section
2.1(a), as soon as practicable, but in no event later than two (2) business days after the Closing Date, Parent shall file a registration statement pursuant to Rule 415 under the Securities Act permitting the continuous resale from time to time of the Registrable Securities. In the event that the registration statement is not reviewed by the SEC, Parent shall use all reasonable efforts to immediately cause the effectiveness of the registration statement. In the event that the registration statement is reviewed by the SEC, Parent shall use all reasonable efforts to address the comments provided by the SEC and all reasonable efforts to cause the effectiveness of the registration statement as soon as possible and shall use best efforts to do so within sixty (60) days of the initial filing date. Notwithstanding the foregoing, Parent shall make appropriate investigation and inquiry to determine if the SEC will permit the filing of such registration statement prior to the closing under the Asset Purchase Agreement, and if so, Parent shall file such registration statement within five (5) business days following receipt of the Company Audited Financial Statements, if such day precedes the Closing Date, and use all reasonable efforts to cause effectiveness as soon as possible thereafter and shall use best efforts to do so within sixty (60) days from filing, so long as the Closing shall have occurred. Upon effectiveness, Parent shall use its best efforts to keep the registration statement continuously in effect for one calendar year thereafter, subject to extension for any suspension of sales, as provided below. It shall be a condition to Parent's obligations under this Section 2.1(a) that it shall have received the Company Audited Financial Statements and such information from the Holders as is necessary to be included in the registration statement.

                           (b)      Notwithstanding anything to the contrary in
this Agreement, Parent may suspend the sales of the Registrable Securities as follows:

                                    (i) During the first sixty (60) days after
         the effective date, on not more than two (2) occasions, one of which may not exceed three (3) trading days, and the other of which may not exceed two (2) trading days;

                                    (ii) During the next one hundred twenty
         (120) days for not more than forty-five (45) calendar days in the aggregate and shall use all reasonable efforts to limited suspension to not more than three (3) occasions; and

                                    (iii) During the next one hundred eighty
         (180) days for not more than forty-five (45) calendar days in the aggregate and shall use all reasonable efforts to limit suspension to not more than three (3) occasions;

if, in each such case, Parent shall furnish to the Holders a certificate signed by the Chief Executive Officer of Parent stating that in his or her good faith judgment, Parent is engaged in a non-public activity or there is a pending material development the disclosure of which would be seriously detrimental to Parent; provided, that Parent shall use all reasonable efforts to lift the suspension at the earliest practicable time; and provided, further, the Parent shall be obligated to extend the one-year period of effectiveness for the registration statement for each day the registration statement is suspended, subject to the limitations of Section 2.5 below. Notwithstanding the foregoing, Parent shall use its best efforts to keep the registration statement continuously effective during any period in which sales are suspended, and shall ensure that the prospectus has been amended or supplemented from time to time in compliance with applicable law and timely delivered to Holders, except when sales have been suspended as permitted above.

                           (c)      If Parent suspends sales pursuant to the
preceding section, Parent will again deliver written notice to Holder when such suspension is not longer necessary, within the periods permitted hereby. Holder agrees that, as a condition to the receipt of the registration rights contained herein, upon receipt of any written notice from Parent described in this Section 2.1(c) that suspends sales of Registrable Securities thereunder, Holder shall forthwith discontinue disposition of Registrable Securities and cease to deliver or use the related prospectus until such Holder receives copies of a supplemented or amended prospectus from Parent, or until it is advised in writing by Parent that the use of the prospectus may be resumed. Parent shall deliver to Holder any such supplement or amended prospectus electronically and within the suspension periods permitted above. Upon request of Parent from time to time, Holder shall advise Parent as to the approximate number of Registrable Securities then held by it or its affiliates.

                  2.2 Transfer Restrictions. Notwithstanding anything to the contrary set forth in Section 2.1 above, Holder and its permitted transferees may not sell or transfer any of the Registrable Securities pursuant to the registration statement except in accordance with the following limitations:

                           (a)      All Holders may not sell more than an
aggregate of 150,000 Registrable Securities on any day; and

                           (b)      All Holders may not sell more than an
aggregate of 500,000 Registrable Securities in any calendar week;

provided, that a Holder may effect "block trades" (trades not on the "open market") (i) of not less than one million shares of Registrable Securities, or
(ii) if Holder then owns less than one million shares of Registrable Securities, all of the Registrable Securities then owned. The foregoing share numbers shall be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like. The Company shall either (i) use reasonable efforts to sell the Registrable Securities from the Escrow Fund prior to the other Registrable Securities; provided that the Company shall not be required to do so if effecting sales through the Escrow Fund would cause a material delay in the completion of a sale, or (ii) sell its Registrable Securities and exchange the net proceeds therefrom for Registrable Securities held in the Escrow Fund, until such time as there are no more Registrable Securities in the Escrow Fund.

                  2.3 Expenses Of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 shall be borne by Parent.

                  2.4 Obligations Of Parent. Whenever required to effect the registration of any Registrable Securities, Parent shall, as expeditiously as possible:

                           (a)      prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (b)      prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to add any permitted assignee or transferee of any Holder as a "selling stockholder" therein, subject to receipt of the requisite information regarding such "selling stockholder";

                           (c)      furnish to the Holders such number of copies
of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                           (d)      use all reasonable efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws in the United States; provided, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                           (e)      furnish to each Holder upon request: (i) to
the extent true, a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act and that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 and (ii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any Registrable Securities pursuant to Form S-3;

                           (f)      notify each Holder of Registrable Securities
covered by the registration statement of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration or the initiation of any proceedings for that purpose or the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction;

                           (g)      cause all such Registrable Securities
registered hereunder to be listed on the Nasdaq National Market or each securities exchange on which similar securities issued by Parent are then listed, if any.

                  2.5 Termination Of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect on the earliest of (i) the date that all of the Registrable Securities have been sold; (ii) one year after the initial effective date of the registration statement; provided, that this period shall be extended for any suspension of sales effected pursuant to Section 2.1(b). In the event that any Holder may sell all of such Holder's Registrable Securities in a ninety (90) day period pursuant to Rule 144 without registration under the Securities Act, the obligations of Parent hereunder to such Holder shall be of no further force and effect whatsoever upon written notice of the Parent to such Holder.

                  2.6      Furnishing Information.

                           (a)      It shall be a condition precedent to the
obligations of Parent hereunder that the selling Holders shall furnish to Parent such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                           (b)      Upon termination of the registration rights
of all Holders under this Agreement in accordance with Section 2.5, each Holder shall discontinue sales of Registrable Securities pursuant to the registration statement. If, pursuant to the terms of this Agreement, Parent shall have given notice to Holder of its intention to remove from registration the Registrable Securities covered by the registration statement that have been sold, Holder shall notify Parent promptly upon the receipt of such notice of the number of Registrable Securities that are registered but remain unsold.

                  2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.1 or 2.2:

                           (a)      Parent will indemnify and hold harmless each
Holder, the partners, officers, directors and legal counsel of each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Parent: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will reimburse each such Holder, partner, officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action
(i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director or controlling person of such Holder or (ii) if and only to the extent that a copy of the prospectus or any amendment thereto relating to the registration was timely provided to the Holder by the Parent but not thereafter sent or given by or on behalf of such Holder to the Parent of the Holder's Registrable Securities, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such Parent, and if the prospectus as so amended or supplemented would have cured the defect giving rise to such loss, claim, damage or liability.

                           (b)      Each Holder will, if Registrable Securities
held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Parent, each of its directors, its officers, and legal counsel and each person, if any, who controls Parent within the meaning of the Securities Act and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers, legal counsel or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, legal counsel, controlling person or other such Holder, or partner, director, officer, legal counsel or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration and (ii) any failure to suspend or cease sales of Registrable Securities pursuant to the registration statement during a qualifying suspension period provided in this Agreement; and each such Holder will reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, legal counsel, controlling person or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the proceeds from the offering received by such Holder, net of discounts and commissions.

                           (c)      Promptly after receipt by an indemnified
party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

                           (d)      If the indemnification provided for in this
Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (e)      The obligations of Parent and Holders under
this Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  2.8 Assignment Of Registration Rights. The rights of Holder under this Section 2 may be assigned by Holder in connection with the transfer of Registrable Securities to CMGI, Inc. or Compaq Computer Corporation, as preferred stockholders and/or noteholders of the Company; provided, however, for such assignment to be effective (A) the transferor shall furnish to Parent written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and
(B) such transferee shall agree with Parent in writing to be subject to all restrictions and obligations set forth in this Agreement as a Holder hereunder.

                  2.9 Amendment Of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Parent and the Holders of more than a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon each Holder and Parent. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

                  2.10 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Parent agrees to use all reasonable efforts to:

                           (a)      make and keep public information available,
as those terms are understood and defined in SEC Rule 144;

                           (b)      file with the SEC, in a timely manner, all
reports and other documents required of Parent under the Exchange Act; and

                           (c)      so long as a Holder owns any Registrable
Securities, furnish to such Holder forthwith upon request: (i) a written statement by Parent as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it is subject to such reporting requirements); and (ii) a copy of the most recent annual or quarterly report of Parent; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         Section 3.        MISCELLANEOUS

                  3.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  3.2 Time is of the Essence. Parent acknowledges and agrees that time is of the essence in this contract, and that in entering into the Asset Purchase Agreement, the Company is relying on Parent's agreement to satisfy each and every time deadline contained herein, subject to the conditions hereof.

                  3.3 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Parent pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Parent hereunder solely as of the date of such certificate or instrument.

                  3.4 Successors And Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto; provided, however, that prior to the receipt by Parent of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the permitted transferee, Parent may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

                  3.5 S-3 Eligibility. Parent currently meets the requirements for registration on Form S-3 under the Securities Act, and Parent shall take all reasonable efforts to ensure that the Parent meets these requirements on the initial filing date and effective date of the registration statement.

                  3.6 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto and referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  3.7 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  3.8      Amendment And Waiver.

                           (a)      Except as otherwise expressly provided, this
Agreement may be amended or modified only upon the written consent of Parent and the Holders of more than a majority of the Registrable Securities then outstanding.

                           (b)      Except as otherwise expressly provided, the
obligations of Parent and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of more than a majority of the Registrable Securities.

                  3.9 Delays Or Omissions. Subject to Section 3.8, no delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement, upon any breach, default or noncompliance of another party shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties, shall be cumulative and not alternative.

                  3.10 Notices. All notices, demands or requests which may be given by any party to the other party shall be in writing and shall be deemed to have been duly given on the date delivered in person, or sent via telefax, or on the next Business Day if sent by overnight courier, or on the date of the third (3rd) Business Day after deposit, postage prepaid, in the United States mail via certified mail return receipt requested, and addressed as set forth below:

                  if to Parent to:

                           Overture Services, Inc.
                           74 North Pasadena Avenue, 3rd Floor
                           Pasadena, CA 91103
                           Attention: Chief Financial Officer
                           Telephone No.:  (626) 685-5600
                           Facsimile No.:  (626) 685-5607

                               with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention: Martin W. Korman, Esq.
                           Telephone No.:  (650) 493-9300
                           Facsimile No.:  (650) 493-6811
                                and to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           One Market, Spear Street Tower
                           Suite 3300
                           San Francisco, California 94105
                           Attention: Michael S. Ringler, Esq.
                           Telephone No.:  (415) 947-2000
                           Facsimile No.:  (415) 947-2099

                  if to the Company, to:

                           AltaVista Company
                           1070 Arastradero
                           Palo Alto, CA 94304
                           Attention: General Counsel
                           Telephone No.:  (650) 320-7300
                           Facsimile No.:  (650) 320 6433

                               with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue
                           Palo Alto, CA 94301
                           Attention: Gregory C. Smith, Esq.
                           Telephone No.:  (650) 470-4500
                           Facsimile No.:  (650) 470 4570

         The address to which such notices, demands, requests, elections or other communications are to be given by either party may be changed by written notice given by such party to the other party pursuant to this Section 3.10.

                  3.11 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  3.12 Titles And Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  3.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed the Registration Rights Agreement as of the date set forth in the first paragraph hereof.

                                            OVERTURE SERVICES, INC.


                                                   /s/ Todd Tappin
                                            By:    __________________________

                                                   Todd Tappin
                                            Name:  __________________________

                                                   CFO
                                            Title: __________________________

                                            ALTAVISTA COMPANY

                                                   /s/ James J. Barnett
                                            By:    __________________________

                                                   James J. Barnett
                                            Name:  __________________________

                                                   President and CEO
                                            Title: __________________________

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT